UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2021

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, NY (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL:  See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 8.01 Other Events

As part of its previously announced intent to exit consumer franchises in 13 markets across Asia and EMEA, Citigroup Inc. (Citi) completed negotiations to sell its Australia consumer banking business and, having received approval from the Citi Board of Directors, entered into a definitive sales agreement on August 9, 2021. The business, which is part of Citi’s Global Consumer Banking segment, had approximately $9.0 billion of assets including $8.9 billion of loans (net of allowance), and $6.8 billion of deposits as of June 30, 2021. The sale, which is subject to regulatory approvals and other closing conditions, is expected to occur in the first half of 2022. In the third quarter of 2021, the business will be reported as held-for-sale (HFS). As a result, Citi’s third quarter 2021 financial results will include an approximate pretax loss on sale of $670 million ($580 million after-tax), with both amounts subject to closing adjustments. The loss on sale primarily reflects the impact of a pretax $610 million currency translation adjustment (CTA) loss (net of hedges) already reflected in the Accumulated Other Comprehensive Income (AOCI) component of equity. Upon closing, the CTA-related balance would be removed from the AOCI component of equity, resulting in a neutral impact from CTA to Citi’s Common Equity Tier 1 Capital. Ultimately, the sale is expected to result in an improvement in Citi’s Common Equity Tier 1 Capital ratio due to the reduction in associated risk weighted assets.

Certain statements in this current report on Form 8-K are “forward-looking statements” within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (SEC). These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors. These factors include, among others, consummation of the planned sale of the Australia consumer banking business, including obtaining regulatory approvals and satisfaction of other closing conditions, the impact of closing adjustments, realization of the expected impacts on capital, and the precautionary statements included in this current report. These factors also consist of those contained in Citi’s filings with the SEC, including without limitation the “Risk Factors” section of Citi’s 2020 Form 10-K. Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.

104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: August 9, 2021
	By:	/s/ Johnbull E. Okpara
Name: Johnbull E. Okpara Title: Controller and Chief Accounting Officer